CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement on Form N-1A for the LaCrosse Funds, Inc.


                              /s/ Arthur Andersen LLP

                              ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
December 15, 1998